Exhibit 99.2

First Fiscal Quarter 2019 Results November 1, 2018

2 Cautionary Statement Cautionary “Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This presentation contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that could cause actual results to differ materially from the projections and estimates contained herein and include, but are not limited to statements with regard to: solid, steady and successful performance; balance sheet liquidity growth; value surfaced at Voisey’s Bay and Peak Gold Project; production ramp-up at Vale’s Long Harbour processing plant and extension of Voisey’s Bay mine life; the results of the Peak Gold PEA and the robust open pit operation and attractive economics presented therein; plans to drive efficiency at Rainy River; achieving production guidance at Rainy River, Mount Milligan and Peñasquito; the impact of temporary shutdowns and restarts of mill processing operations at Mount Milligan and securing sufficient water resources to avoid future potential shutdowns and reduced production at Mount Milligan; commercial production at the Peñasquito Pyrite Leach project and estimated annual production; stripping and leaching operations at Cortez Crossroads; start-up of pilot pre-oxidation leach pad and pilot flotation concentrator and related throughput increases at Pueblo Viejo; production and achieving production guidance at Wassa; Golden Star’s use of proceeds from La Mancha investment; expectations about second quarter sales and inventories; the Company’s expectations to repay June 2019 bonds with cash from revolver; and positioning for continued focus on total shareholder returns, funding new investments with cash flow and revolver capacity. Factors that could cause actual results to differ materially from these forward-looking statements include, among others: the risks inherent in the operation of mining properties; a decreased price environment for gold and other metals on which our stream and royalty interests are determined; performance of and production at properties, and variation of actual production from the production estimates and forecasts made by the operators of those stream and royalty properties; decisions and activities of the Company’s management affecting margins, use of capital and changes in strategy; unexpected operating costs, decisions and activities of the operators of the Company’s stream and royalty properties; changes in operators’ mining and processing techniques or stream or royalty calculation methodologies; resolution of regulatory and legal proceedings; unanticipated grade, geological, metallurgical, environmental, processing or other problems at the properties; operators’ inability to access sufficient raw materials, water or power; inability of operators to bring projects into production as expected, including development stage mining properties, mine and mill expansion projects and other development and construction projects; revisions or inaccuracies in technical reports, reserve, resources and economic and production estimates; changes in project parameters as plans of the operators are refined; the results of current or planned exploration activities; errors or disputes in calculating stream deliveries and royalty payments, or deliveries or payments under stream or royalty agreements; the liquidity and future financial needs of the Company; economic and market conditions; the impact of future acquisitions and stream and royalty financing transactions; the impact of issuances of additional common stock; and risks associated with conducting business in foreign countries, including application of foreign laws to contract and other disputes, environmental laws, enforcement and uncertain political and economic environments. These risks and other factors are discussed in more detail in the Company’s public filings with the Securities and Exchange Commission. Statements made herein are as of the date hereof or as of the date indicated and should not be relied upon as of any subsequent date. The Company’s past performance is not necessarily indicative of its future performance. The Company disclaims any obligation to update any forward-looking statements. Third-party information: Certain information provided in this presentation has been provided to the Company by the operators of properties subject to our stream and royalty interests, or is publicly available information filed by these operators with applicable securities regulatory bodies, including the Securities and Exchange Commission. The Company has not verified, and is not in a position to verify, and expressly disclaims any responsibility for the accuracy, completeness or fairness of such third-party information and refers readers to the public reports filed by the operators for information regarding those properties.

Today’s Speakers 3 Tony Jensen President and CEO Bill Heissenbuttel CFO and Vice President Strategy

Highlights: Revenue of $100.0M Earnings of $0.23/share Volume of 82,400 GEO’s1 Cash flow from operations of $44.6M Dividends of $16.4M Other accomplishments: Resolution of Voisey’s Bay royalty dispute Positive PEA on the Peak Gold Project Balance sheet liquidity continues to grow Q1 FY19 Performance Highlights 4

Recent Developments 5 Completed PEA for Peak Gold Project3 Robust open pit operation with conventional processing Estimated after-tax NPV5% of $283M and IRR of 29.1% 3,450km2 land package on the prolific Tintina Gold Belt Mount Milligan Settled long-standing royalty dispute with Vale $4.9M royalty payment recognized this quarter (100% basis) $2.7M fiscal Q4 2018, $2.2M fiscal Q1 2019 Long Harbour processing plant ramping up to 45-50k t/year finished nickel2 Underground expansion to extend mine life through to 2034 Significant value surfaced at Voisey’s Bay and Peak Gold Project Voisey’s Bay Peak Gold Project

Recent Developments 6 Mount Milligan Rainy River, Mount Milligan, Peñasquito as reported by the operators Mount Milligan Mill modifications lead to record 20,462 t/d in September2 Launched near-term operational plan to drive efficiency2 On track to achieve low end of revised 2018 guidance2 Milled 55k t/operating day during calendar Q3 20182 Taking steps to secure additional long term water supply2 2018 guidance reaffirmed: 175-195k oz gold, 40-47M lb copper2 Mount Milligan Wassa and Prestea Rainy River Mount Milligan Peñasquito Mount Milligan Enhancements Pueblo Viejo – Potential Resource Conversion Rainy River Ball & SAG Mill Peñasquito Pyrite Leach Commissioning with low grade stockpiles in calendar Q32 Commercial production expected calendar Q42 Estimated annual production 100-140k oz gold and 4-6M oz silver2

Upcoming Catalysts 7 Sources of embedded growth, as reported by the operators Mount Milligan Enhancements Peñasquito Peñasquito Pyrite Leach Project Peñasquito Pyrite Leach Project Pre-stripping continuing, initial ore placed on leach pad2 4.5% NVR & 5% GSR royalty 3.2M oz gold in reserves2 Pilot pre-oxidation leach pad in operation2 Pilot flotation concentrator construction advanced2 Potential 50% throughput increase to maintain 800k oz/year gold production (100% basis)2 Wassa underground production up 55% to 3,400 tpd2 Wassa guidance increased 9% to 150-155k oz for CY 20182 La Mancha funds for exploration, development and expansion, primarily at Wassa2 Wassa Deeps Pueblo Viejo Flotation Cells Cortez Crossroads

Fiscal Q1 Financial Results 8 $100.0M revenue $15.0M earnings Lower earnings this quarter compared to fiscal Q4 2018: $16.2M lower volume and prices $1.5M equity recognition charge Note: EPS numbers do not add due to rounding $0.23

DD&A of $524/GEO 25.7% effective tax rate OCF of $44.6M Expect flat fiscal Q2 sales, lower inventories due to delivery timing $1.1B of liquidity available Working capital increased to $122M Expect to repay $370M June 2019 bonds with cash from revolver Fiscal Q1 Results and Liquidity 9 September 30, 2018 Amount (US$ M) Undrawn revolver $1,000 Working capital $122 Total available liquidity $1,122 Additional near term commitments $0

Continued focus on total shareholder returns Solid, Steady, Successful 10 $16.4M Q1 Fund with cash flow and revolver capacity $1.1B liquidity $370M bonds due June 2019 $44.6M Q1 from 40 producing mines Portfolio cash flow Balance sheet Dividends New investments

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Endnotes 12 Gold Equivalent Ounces (“GEOs”) are calculated as revenue divided by the average gold price for the same period. Information has been provided to the Company by the operators of these properties or is publicly available information disclosed by the operators. Reserves information shown is as of December 31, 2017. References to portfolio reflect total property interests at August 8, 2018. Please see slide 2. The Resource Estimate and Preliminary Economic Assessment (PEA) were prepared in accordance with Canadian National Instrument 43-101 (NI 43-101). The terms “measured”, “indicated”, “M&I” and “inferred” as used in the Resource Estimate and the PEA are Canadian mining resource classifications stated in accordance with NI 43-101; however, these terms are not defined terms under the U.S. Securities and Exchange Commission’s Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. The estimation of measured resources and indicated resources involves greater uncertainty as to their existence and the legal and economic feasibility of extraction than the estimation of proven and probable reserves. Conversion of mineral resources to proven and probable mineral reserves generally requires a further economic study, such as a preliminary feasibility study. The Resource Estimate and the PEA are not preliminary feasibility studies and do not support an estimate of proven and probable mineral reserves. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Investors are also cautioned not to assume that all or any part of measured or indicated resources will ever be converted into mineral reserves. In addition, the SEC normally only permits issuers to report mineralization that does not constitute mineral reserves as in-place tonnage and grade without reference to unit amounts. The results of the PEA are preliminary in nature and are based on various assumptions. These assumptions may be affected by environmental, permitting, legal, title, taxation, socio-political, market or other relevant factors, including changes in metal prices. In addition, no decision has been made to proceed with the mine plan described in the PEA. A decision to proceed with the mine plan, would require significant further technical, economic, environmental, permitting, legal, engineering and other work, including a full-scale feasibility study. No decision has been made by the Peak Gold Joint Venture to proceed with a further economic study. Accordingly, there is no certainty that the results of the PEA would be realized should the Peak Gold Joint Venture decide to proceed with the mine plan described in the PEA at any point in the future.

Diverse Portfolio of Long-Lived Assets

RoyalGold, Inc

Operator	Mine	Metal	Royal Gold Interest				Ongoing Payment				Remaining Reserve Life (years)	CY 2018 Operator Production Guidance[1,2]
			Initial	Until*	Thereafter	Until*	Initial	Until*	Thereafter	Until*		
Streams (at October 31, 2018)												
Centerra	Mount Milligan	Gold	35.0%	LOM	-	-	$435/oz	LOM	-	-	20	175-195k oz
		Copper	18.75%	LOM	-	-	15% of spot	LOM	-	-	20	40-47M lb
Barrick	Pueblo Viejo (60% interest)	Gold	7.5%	990k oz	3.75%	LOM	30% of spot	550k oz	60% of spot	LOM	25+	575-590k oz
		Silver	75% (fixed 70% recovery)	50M oz	37.50%	LOM	30% of spot	23.1M oz	60% of spot	LOM	25+	n/a
New Gold	Rainy River	Gold	6.5%	230k oz	3.25%	LOM	25% of spot	-	-	-	14	210-250k oz
		Silver	60.0%	3.1M oz	30.0%	LOM	25% of spot	-	-	-	14	n/a
Teck	Andacollo	Gold	100.0%	900k oz	50.0%	LOM	15% of spot	-	-	-	17	n/a
Golden Star	Wassa/Prestea	Gold	10.5%	240k oz	5.5%	LOM	20% of spot	240k oz	30% of spot	LOM	10	225-235k oz
Key Royalties[3] (at January 1, 2018)												
Goldcorp	Peñasquito	Gold/Silver/Lead/Zinc	2.0%	LOM	-	-	-	-	-	-	10	310k oz (gold)
Barrick	Cortez	Gold	Various	LOM	-	-	-	-	-	-	12	n/a
Vale	Voisey's Bay	Nickel/Copper/Cobalt	2.7%	LOM	-	-	-	-	-	-	16	n/a
Agnico/Yamana	Malartic	Gold	1-1.5%	LOM	-	-	-	-	-	-	10	650k oz
Newmont	Leeville	Gold	1.8%	LOM	-	-	-	-	-	-	11	n/a
KGHM	Robinson	Gold/Copper	3.0%	LOM	-	-	-	-	-	-	5	n/a
Kirkland Lake	Holt	Gold	.00013 x gold price	LOM	-	-	-	-	-	-	8	65-75k oz
Alamos Gold	Mulatos	Gold	1-5%	capped; likely to 2019	-	-	-	-	-	-	2	150-160k oz

**LOM = life of mine*

1. Production estimates are received from our operators and there can be no assurance that production estimates received from our operators will be achieved. Please refer to our cautionary language regarding forward-looking statements, as well as the Risk Factors identified in Part I, Item 1A of our Fiscal 2018 10-K for information regarding factors that could affect actual results.
2. 100% unless otherwise specified.
3. Includes largest royalties by revenue. An additional 28 royalties from producing mines in Royal Gold's portfolio not shown.

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